Morgan Stanley Mid-Cap Value Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security     Date    Price    Shares   %of     Total        Purcha   Broker
             of      Of       Purcha   Assets  Issued       sed
             Purcha  Shares   sed                           By
             se                                             Fund
Lin TV Corp  05/03/   $22.00  10,800   0.196%  $322,300,00  0.074%   Deutsc
               02                                   0                he
                                                                     Bank